1 JULY 28, 2026 SUPPLEMENTAL FINANCIAL REPORT SECOND QUARTER 2026 Exhibit 99.2

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company's operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as in the Company’s other filings with the Securities and Exchange Commission; defaults by borrowers in paying debt service on outstanding indebtedness; borrowers’ abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations, population shifts and migration, reduced demand for office, multifamily, hospitality or retail space) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; the fair value of the Company's investments may be subject to uncertainties (including impacts associated with inflationary trends, the volatility of interest rates and credit spreads, increased market volatility affecting commercial real estate businesses and public securities); the Company's use of leverage and interest rate mismatches between the Company’s assets and borrowings could hinder its ability to make distributions and may significantly impact its liquidity position; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company’s ability to maintain or grow the dividend at all in the future; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including available capacity under and margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO’s on a go forward basis, including at a reduced cost of capital; whether transactions under letter of intent or contract will close on expected terms, in the expected time period or at all; the impact of legislative, regulatory, tax and competitive changes, regime changes and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business; and the ongoing impacts of global geopolitical uncertainties and unforeseen public health crises on the real estate market. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as in BrightSpire Capital’s other filings with the Securities and Exchange Commission. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large publicly-traded, diversified and internally-managed commercial real estate credit REIT

Diversified Portfolio

$3.9B Total At-Share Assets (Undepreciated)	**$2.9B** Total Loan Portfolio (**106** Total Loans)
98% Floating-Rate Loan Portfolio	**$27M** Average Loan Size
84% <$50M Loan Size (Based on Carrying Value)	**7.2%** W.A. Unlevered All-in Yield[1] W.A. Cash Coupon **3.3%**

Liquidity & Capitalization

$131M Total Liquidity[2]	**$45M** Total Unrestricted Cash (or **$0.35** per share)[3]
$86M Corporate Revolver Availability + Approved & Undrawn Borrowings Under our Credit Facilities[3]	**$1.4B** Master Repurchase Facilities Availability[3]
2.7x Debt-to-Equity Ratio[4]	**5.50%** W.A. All-in Cost of Financing[5]

Financial Results

$0.13 Q2'26 Adjusted Distributable Earnings Per Share*	
$0.16 Q2'26 Quarterly Dividend Per Share	**12.2%** Annualized Dividend Yield[6]
$1.0B Undepreciated Book Value**	**$8.10** Undepreciated Book Value Per Share**

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net income (loss)
** Refer to the Appendix for a definition and reconciliation to GAAP net book value
As of June 30, 2026, unless otherwise stated; at BRSP share
See footnotes in the appendix

3

4 SUMMARY RESULTS & SUBSEQUENT EVENTS UPDATE NET DEPLOYMENT ACTIVITY FINANCIAL RESULTS LIQUIDITY & CAPITALIZATION * Net deployment represents total committed capital less repayment proceeds As of June 30, 2026, unless otherwise stated; at BRSP share; per share data may differ due to rounding See footnotes in the appendix • $131 million of available liquidity ($45 million of unrestricted cash, $30 million of revolver capacity and $56 million of approved and undrawn borrowings available on our credit facilities)(3) • $2.35 billion of total master repurchase facility capacity with $1.4 billion of availability(3) • Repurchased 3.8 million shares or $21.0 million of Class A common stock at a blended price of $5.46 per share • GAAP Net Loss of ($18.3) million and ($0.15) per share • Distributable Earnings of $15.8 million and $0.12 per share • Adjusted Distributable Earnings of $16.8 million and $0.13 per share • Declared and paid a dividend of $0.16 per share for Q2’26, 12.2% yield on current share price(6) • GAAP net book value of $6.81 per share and undepreciated book value of $8.10 per share • $196 million of positive net deployment during Q2’26* • Q2’26 committed $319 million of capital across 10 new senior loans • Subsequent to Q2’26, committed $295 million of capital across 7 new senior loans closed or in-execution(3) • Q2’26 received $123 million of repayment proceeds across 7 loans • Subsequent to Q2’26, received $28 million of repayment proceeds across 1 loan(3)

5 SUMMARY RESULTS & SUBSEQUENT EVENTS UPDATE (CONT’D) LOAN PORTFOLIO As of June 30, 2026, unless otherwise stated; at BRSP share; per share data may differ due to rounding See footnotes in the appendix • $2.9 billion loan portfolio with an average loan size of $27 million and W.A. unlevered yield of 7.2% • Multifamily represents 70% of the loan portfolio • W.A. risk ranking of 3.0 (vs. 3.1 as of Q1’26) • Total CECL reserve of $100 million or $0.79 per share (no specific CECL reserve on balance sheet for Q2’26) • $136 million of watch list loans or 5% of the loan portfolio (vs. $166 million or 6% as of Q1’26) • Three risk rank 5 multifamily loans repaid totaling $99 million in Q2’26 • 6 REO assets totaling $330 million (includes one hotel REO asset totaling $144 million or 44% of REO) • Two REO multifamily properties totaling $62 million are under contract to be sold with an expected closing in Q3’26 • Executed a purchase and sale agreement for our industrial NNN asset for a gross sales price of $300 million (purchaser to assume the $200 million mortgage note payable), which is expected to close in Q3’26 REO & NNN ASSETS

6 $8.24 $8.10 $0.08 ($0.11) ($0.07) ($0.03) $7.30 $7.55 $7.80 $8.05 $8.30 3/31/26 Undepreciated BVPS Share Repurchases Change in CECL Reserve RE Impairment Earnings less Dividends & Other 6/30/26 Undepreciated BVPS 37% 27% 23% 10% 2% 1% Securitization bonds payable (non-recourse) Stockholders' equity (undepreciated) Master repurchase facilities (limited recourse) Mortgage debt (non-recourse) Corporate revolving credit facility (recourse) Other debt (non-recourse) F INANCIAL OVERVIEW * Primarily related to one Mesa, AZ multifamily REO asset which is under contract to be sold with an expected closing in Q3’26 ** Other includes equity-based compensation and other OCI adjustments As of June 30, 2026, unless otherwise stated; at BRSP share; per share data may differ due to rounding See footnotes in the appendix Undepreciated Book Value Per Share Bridge Capital StructureKey Financial Metrics GAAP Net Loss ($M) Per Share ($18.3) ($0.15) Distributable Earnings ($M) Per Share $15.8 $0.12 Adjusted Distributable Earnings ($M) Per Share $16.8 $0.13 Total At-Share Assets ($B) (Undepreciated) $3.9 Total Debt Outstanding (UPB) ($B) Debt-to-Equity(4) $2.8 2.7x Book Value (GAAP) ($B) Per Share $0.9 $6.81 Book Value (Undepreciated) ($B) Per Share $1.0 $8.10 CECL Reserve (General) ($M) Per Share / Basis Points (“BPS”)(7) $99.7 $0.79 / 327 bps CECL Reserve (Specific) ($M) Per Share -- -- Total capitalization $3.8B ** *

PORTFOLIO OVERVIEW

Investment Type

*Based on **GAAP** net carrying value as of June 30, 2026*



Loan portfolio
Net lease & other real estate
CRE debt securities (8)
<1%
26%
74%

Property Type

*Based on **GAAP** gross carrying value as of June 30, 2026*



Multifamily
Office (loan portfolio)
Office (NNN & Other RE)
Industrial
Mixed-use & Other
Hotel
Retail
<1%
6%
5%
8%
4%
16%
61%

Portfolio Overview

(At BRSP share)	Investment count		Carrying value		Net carrying value		Per share
Loan portfolio	**106**	**$**	**2,894**	**$**	**671**	**$**	**5.29**
General CECL reserves			(100)		(100)		(0.79)
Loan portfolio, net of general CECL reserves	**106**		**2,794**		**571**		**4.51**
Net lease	6		305		21		0.17
Other real estate	7		394		218		1.72
CRE debt securities[8]	1		1		1		0.01
Total investment portfolio	**120**	**$**	**3,494**	**$**	**812**	**$**	**6.41**
Plus: cash & net assets[9]			263		51		0.40
Total - GAAP		**$**	**3,757**	**$**	**863**	**$**	**6.81**
Plus: accumulated D&A[10]			191		191		1.51
Less: non-GAAP impariment of real estate[11]			(27)		(27)		(0.21)
Total - Undepreciated		**$**	**3,922**	**$**	**1,027**	**$**	**8.10**

BRIGHTSPIRE CAPITAL

Above charts exclude the impact of CECL reserves. In addition, "Property Type" chart excludes CRE debt securities
$ in millions, except per share data; as of June 30, 2026; at BRSP share; per share data may differ due to rounding
See footnotes in the appendix

7

8 LOAN ORIGINATION HIGHLIGHTS (2026) Key Metrics B U D G E T V S . A C T U A L Q2’26 YTD Q3’26(3) YTD 2026(3) Total number of loans 10 7 24 Total committed capital $319M $295M $892M Average loan size (committed capital) $32M $42M $37M W.A. cash coupon S+2.54% S+2.46% S+2.53% % Floating rate (senior loans) 100% 100% 100% Above charts based on YTD 2026 total committed capital $ in millions. As of June 30, 2026, unless otherwise stated; at BRSP share; amounts may differ due to rounding See footnotes in the appendix Property Type Region Acquisition vs. Refinance 86% 11% 3% Multifamily Industrial Hotel 48% 37% 8% 7% West Southwest Midwest Southeast 56%44% Refinance Acquisition $416 $279 $319 $117 $178 Q4'25 Q1'26 Q2'26 YTD Q3'26 Originations by Quarter In-execution $295 Closed (3)

9 $2,730 $2,894 $273 $14 <$1 ($123) 3/31/2026 Loan Portfolio Total New Loans Additional Loan Fundings Other Repayments 6/30/2026 Loan Portfolio <$25M 25% $25M-$50M 59% $51M-$75M 11% >$75M 5% Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves $ in millions, unless otherwise stated; as of June 30, 2026, unless otherwise stated; at BRSP share See footnotes in the appendix LOAN PORTFOLIO OVERVIEW 99% <1% <1% Senior mortgage loans Mezzanine loans Preferred equity Overview Investment Type Property Type 106 Total number of investments $2.9B Total loan portfolio $27M Average investment size 1.1 yrs. W.A. remaining term(12) 2.3 yrs. W.A. extended remaining term(13) 7.2% W.A. unlevered all-in yield(1) 3.0 W.A. risk ranking 99% of senior loans are floating rate 70% 20% 8% 2%<1% Multifamily Office Mixed-use & Other Industrial Hotel Loan Portfolio Activity (16) (15) (Initial Fundings) Loan Size Diversification Total Loan Count 100 Total Loan Count 106 (14)

10 Collateral Type Region Exposure as a % of Carrying Value (At BRSP share) Number of investments Average investment size Carrying value % of carrying value W SW NE SE MW Multifamily 78 26$ 2,014$ 70% 27% 28% 2% 10% 3% Office 19 31 581 20% 7% 7% 5% 1% -- Mixed-use & Other 6 37 223 8% 2% -- 5% -- -- Industrial 2 26 51 2% -- 1% -- -- 1% Hotel 1 24 24 <1% -- -- -- -- 1% Total 106 27$ 2,894$ 100% 36% 36% 12% 11% 5% General CECL reserves (100) Total – Net of general CECL reserves 2,794$ Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves $ in millions; as of June 30, 2026; at BRSP share LOAN PORTFOLIO DIVERSIFICATION Northeast 12% Region Southeast 11% Southwest 36% West 36% Midwest 5% Collateral Type Migration 58% 69% 70% 30% 21% 20% 8% 8% 8%1% 1% 2% 3% 1% <1% Q2'25 Q1'26 Q2'26 Multifamily Office Mixed-use & Other Industrial Hotel

11 (At BRSP share) Number of investments Carrying value % of carrying value Net carrying value W.A. unlevered all-in yield(1) W.A. extended term (years)(13) Floating rate Senior mortgage loans 94 2,835,067$ 98% 612,312$ 7.0% 2.4 Total / W.A. floating rate 94 2,835,067 98% 612,312 7.0% 2.4 Fixed rate Senior mortgage loans 1 27,337 1% 27,337 20.0% 0.2 Mezzanine loans 1 15,105 < 1% 15,105 -- 0.6 Preferred equity 10 16,154 < 1% 16,154 14.9% 0.5 Total / W.A. fixed rate 12 58,596 2% 58,596 13.4% 0.4 Total / W.A. 106 2,893,663$ 100% 670,908$ 7.2% 2.3 General CECL reserves (99,695) (99,695) Total / W.A. – Net of general CECL reserves 2,793,968$ 571,213$ $ in thousands; as of June 30, 2026; at BRSP share See footnotes in the appendix LOAN PORTFOLIO SUMMARY

12 LOAN PORTFOLIO MATURITIES Fully Extended Loan Maturities(13) $600 $839 $200 $1,255 $29 $27 $2 $88 $0 $250 $500 $750 $1,000 $1,250 $1,500 2026 2027 2028 2029+ Fully extended loan maturities (carrying value) Unfunded commitments $ in M ill io ns Weighted average fully extended remaining term of approximately 2.3 years across the loan portfolio Above chart based on GAAP gross carrying value and excludes the impact of CECL reserves As of June 30, 2026, unless otherwise stated; at BRSP share See footnotes in the appendix

13 94% 2% 4% 95% 5% 1 2 3 4 5 Q1'26 Q2'26 Risk Ranking Overview LOAN PORTFOLIO RISK RANKINGS & CECL RESERVE Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves, unless otherwise stated As of June 30, 2026, unless otherwise stated; at BRSP share CECL Reserve Overview $127M $88M $87M $100M Q3'25 Q4'25 Q1'26 Q2'26 Specific CECL Reserve General CECL Reserve Total Reserve $87M ($0.67/share) Loan Count 93 Loan Count 100 Loan Count 4 Loan Count 6 No specific CECL reserve on balance sheet for Q3’25 to Q2’26 Risk Rank 4 & 5 Q1’26: 6% | 7 loans Q2’26: 5% | 6 loans Q1’26 W.A. Risk Ranking: 3.1 Q2’26 W.A. Risk Ranking: 3.0 Total Reserve $88M ($0.68/share) Total Reserve $127M ($0.98/share) Loan Count 3 Total Reserve $100M ($0.79/share)

14 Carrying Carrying Carrying Investment value Investment value Investment value Dallas, TX Office / RR4 $43 Dallas, TX Office / RR4 (Loans 82 & 96) $44 Dallas, TX Office / RR4 (Loans 82 & 96) $44 Austin, TX Multifamily / RR4 $24 Austin, TX Multifamily / RR4 (Loans 43 & 77) $24 Austin, TX Multifamily / RR4 (Loans 43 & 77) $24 Downgraded from RR3 Las Vegas, NV Multifamily / RR4 (Loan 2) $57 Las Vegas, NV Multifamily / RR4 (Loan 2) $57 Downgraded from RR3 Denver, CO Office / RR4 (Loan 95) $11 Repayment (Post Property Sale) Austin, TX Multifamily / RR5 $36 Repaid Q2 Las Vegas, NV Multifamily / RR5 $32 Repaid Q2 Dallas, TX Multifamily / RR5 $31 Repaid Q2 Total Watchlist $166 Total Watchlist $136 Total Watchlist $125 % Change vs. Q1'26 (18%) % Change vs. Q1'26 (25%) LOAN PORTFOLIO WATCH LIST MIGRATION * Pro forma adjusted for anticipated repayments Above chart based on GAAP gross carrying value and excludes the impact of CECL reserves $ in millions. As of June 30, 2026, unless otherwise stated; at BRSP share Q1’26 Q2’26 Pro Forma*Pro Forma Activity Intra-Period Activity

LOAN PORTFOLIO WATCH LIST LOANS (Q2'26)

Investment	Las Vegas, NV Senior Loan (Loan 2)	Austin, TX Senior Loan (Loans 43 & 77)*	Dallas, TX Senior Loan (Loan 82 & 96)**	Denver, CO Senior Loan (Loan 95)
Risk Ranking (Q2'26 / Q1'26)	4 / 3	4 / 4	4 / 4	4 / 3
Investment Type	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan
Origination Date / Transaction Type	May 2022 / Acquisition	November 2021 / Acquisition	November 2021 / Refinancing	October 2020 / Acquisition
Collateral	Multifamily / 240 Units	Multifamily / 150 Units	Office / 328k RSF	Office / 115k RSF
Carrying Value	$57M	$24M	$44M	$11M
Loan Basis	$238k / Unit	$160k / Unit	$134 / RSF	$96 / RSF
Cash Coupon	SOFR + 2.0%	SOFR + 3.4%	SOFR + 4.0%	SOFR + 3.7%
Extended Maturity Date[13]	June 2027	November 2026	December 2026	November 2026

BRIGHTSPIRE CAPITAL

* Carrying value includes $0.9M related to a preferred equity investment (Loan 77) as the Company holds both the senior and junior positions; all other metrics reflect the senior loan only

** Carrying value includes $2.2M related to a preferred equity investment (Loan 96) as the Company holds both the senior and junior positions; all other metrics reflect the senior loan only

As of June 30, 2026, unless otherwise stated; at BRSP share. See footnotes in the appendix

15

NET LEASE REAL ESTATE & OTHER REAL ESTATE SUMMARY

(At BRSP share)	Number of investments	BRSP ownership %	Rentable square feet ("RSF") / Units / Keys	Carrying value (Undep.)	Net carrying value (Undep.)	% of net carrying value (Undep.)	Q2'26 NOI (at BRSP share)	W.A. % leased at end of period[17]	W.A. remaining lease term (years)[18]
Net lease real estate ("NNN")									
Industrial	1	100%	2,787 RSF	$ 292,156	$ 92,156	24%	$ 5,037	100%	12.1
Office	2	100%	522 RSF	94,004	46,021	12%	1,759	100%	2.7
Retail*	3	100%	368 RSF	42,462	4,730	1%	898	100%	3.1
Total / W.A. - NNN	**6**	**100%**	**3,677 RSF**	**$ 428,623**	**$ 142,907**	**37%**	**$ 7,694**	**100%**	**9.2**
Other real estate ("Other RE")**									
Hotel	1	100%	541 Keys	$ 143,916	$ 143,916	37%	$ 1,379	71%	n/a
Multifamily	5	100%	1,699 Units	186,241	102,069	26%	405	76%	n/a
Office	1	95%	848 RSF	88,041	--	--	2,324	80%	3.4
Total / W.A. – Other RE	**7**	**99%**	**n/a**	**$ 418,198**	**$ 245,984**	**63%**	**$ 4,107**	**75%**	**3.4**
Total / W.A.	**13**	**99%**	**n/a**	**$ 846,821**	**$ 388,891**	**100%**	**$ 11,801**	**88%**	**8.2**

Region



West 63%
Southwest 17%
Midwest 16%
Northeast 4%

Property Type



5%
17%
35%
21%
22%
Industrial
Multifamily
Office
Hotel
Retail

W.A. Remaining Lease Term[18]



11%
31%
58%
5.0+
2.5 - 5.0
<2.5

BRIGHTSPIRE CAPITAL

* During the second quarter 2026, the Company received notice that it was in default on mortgage notes payable cross-collateralized by five retail properties. A receiver was appointed and took possession and full control of one Indiana retail property, requiring deconsolidation of the assets and liabilities from the consolidated balance sheet. Subsequent to June 30, 2026, a receiver was appointed and took possession and full control of one Illinois retail property

** Includes $330M of undepreciated ("undep.") carrying value related to six REO assets and $88M of undep. carrying value related to one equity investment

Above charts based on undepreciated carrying value; $ and RSF in thousands; as of June 30, 2026, unless otherwise stated; at BRSP share

See footnotes in the appendix

16

17 Undepreciated Undepreciated Undepreciated Investment carrying value Investment carrying value Investment carrying value San Jose, CA Hotel $143 San Jose, CA Hotel $144 San Jose, CA Hotel $144 / 54% Dallas, TX Multifamily $45 Dallas, TX Multifamily $45 Dallas, TX Multifamily $45 / 17% Santa Clara, CA Multifamily (Pre-Dev) $40 Santa Clara, CA Multifamily (Pre-Dev) $40 Santa Clara, CA Multifamily (Pre-Dev) $40 / 15% Arlington, TX Multifamily $39 Arlington, TX Multifamily $39 Arlington, TX Multifamily $39 / 15% Fort Worth, TX Multifamily $37 Under PSA** Fort Worth, TX Multifamily $37 Sale Mesa, AZ Multifamily $32 Under PSA Mesa, AZ Multifamily $25 Sale Total REO $336 Total REO $330 Total REO $268 % Change vs. Q1'26 (2%) % Change vs. Q1'26 (20%) REAL ESTATE OWNED MIGRATION * Pro forma adjusted for anticipated sales ** Subsequent to the second quarter 2026, executed a purchase and sale agreement for the sale of the Fort Worth Multifamily REO asset Above chart based on undepreciated carrying value $ in millions. As of June 30, 2026, unless otherwise stated; at BRSP share Q1’26 Q2’26 Pro Forma*Pro Forma Activity Intra-Period Activity Short to medium-term hold 2026 Plan

18 Investment San Jose, CA (Other RE 1) Dallas, TX (Other RE 3) Santa Clara, CA (Other RE 4) Arlington, TX (Other RE 5) Fort Worth, TX (Other RE 6)* Mesa, AZ (Other RE 7)* Acquisition Date May 2025 January 2026 July 2025 July 2024 November 2024 February 2025 Collateral Hotel / 541 Keys Multifamily / 624 Units Multifamily (Pre-development) Multifamily / 436 Units Multifamily / 354 Units Multifamily / 285 Units Collateral Basis $266k / Key $72k / Unit n/a $89k / Unit $105k / Unit $88k / Unit Undepreciated Carrying Value $144M $45M $40M $39M $37M $25M Outstanding Debt -- -- $34M $26M $5M $19M Undepreciated Net Carrying Value $144M $45M $6M $14M $32M $6M W.A. % Leased(17) 71% 58% n/a 74% 90% 93% REAL ESTATE OWNED (Q2’26) * Reflects properties currently under contract for sale As of June 30, 2026, unless otherwise stated; at BRSP share; amounts may differ due to rounding See footnotes in the appendix

19 SELECT NNN ASSETS (Q2’26) * During the second quarter 2026, executed a purchase and sale agreement for the industrial net lease asset for a gross sales price of $300 million. As part of the sale, the purchaser will assume the $200 million mortgage note payable. The sale is expected to close in the third quarter 2026 ** Currently in negotiation with tenant for TI / extension package. Debt matures August 2026. We are currently negotiating an extension with our lender As of June 30, 2026, unless otherwise stated; at BRSP share; amounts may differ due to rounding See footnotes in the appendix Investment Tracy, CA & Tolleson, AZ (Net lease 1)* Aurora, CO (Net lease 2)** Indianapolis, IN (Net lease 3) Acquisition Date August 2018 July 2006 June 2006 Collateral Industrial / 2,787k RSF Office / 184k RSF Office / 338k RSF Collateral Basis $105 / RSF $299 / RSF $115 / RSF Undepreciated Carrying Value $292M $55M $39M Outstanding Debt $200M $28M $20M Undepreciated Net Carrying Value $92M $27M $19M W.A. % Leased(17) 100% 100% 100% W.A. Lease Term (Yrs.)(18) 12.1 1.4 4.5 Final Debt Maturity September 2033 August 2026 October 2027 All-in COF 4.77% 4.08% 4.45%

20 As of June 30, 2026, unless otherwise stated; at BRSP share See footnotes in the appendix CAPITALIZATION HIGHLIGHTS Diversified capital structure of primarily non-recourse debt and a 2.7x debt-to-equity ratio. Embedded capacity under existing financing facilities including $30M of corporate revolver availability and $1.4B of repurchase facilities availability(3) 37% 27% 23% 10% 2% 1% Securitization bonds payable (non-recourse) Stockholders' equity (undepreciated) Master repurchase facilities (limited recourse) Mortgage debt (non-recourse) Corporate revolving credit facility (recourse) Other debt (non-recourse) $3.8B Total capitalization (excluding cash) $2.8B Total outstanding debt $30M Corporate revolving credit facility availability As of July 24, 2026 $1.4B Master repurchase facilities availability As of July 24, 2026 2.7x Debt-to-equity ratio(4) 70% Debt-to-asset ratio(19) 5.50% Blended all-in cost of financing(5) Capital StructureKey Financial Metrics Total capitalization $3.8B

CAPITALIZATION SUMMARY

(At BRSP share)	Recourse vs. non-recourse[20]	W.A. extended maturity[21]	W.A. contractual interest rate[21]	W.A. all-in COF[5]	Outstanding debt (UPB)
Corporate debt					
Corporate revolving credit facility	Recourse	Dec-28	S + 2.25%	5.90%	$ 70,000
Investment-level debt					
Securitization bonds payable (2026-FL3)	Non-recourse	Aug-43	S + 1.69%	5.34%	833,237
Securitization bonds payable (2024-FL2)	Non-recourse	Aug-37	S + 2.47%	6.12%	583,875
Master repurchase facilities	Limited recourse	Oct-29	S + 1.92%	5.57%	856,225
Mortgage debt – net lease (fixed)	Non-recourse	Sep-31	4.74%	4.74%	283,975
Mortgage debt – other real estate (fixed)	Non-recourse	Dec-28	4.47%	4.47%	91,169
Other debt	Non-recourse	Jul-28	5.50%	5.50%	33,591
Total / W.A. debt (BRSP share)		**Oct-35**		**5.50%**	**$ 2,752,072**

	Book value
Stockholders' equity	$ 862,980
GAAP net book value (BRSP share)	**862,980**
Accumulated depreciation and amortization	191,236
Non-GAAP impairment of real estate	(26,736)
Undepreciated book value (BRSP share)	**1,027,480**
Total capitalization (undepreciated)	**$ 3,779,552**

BRIGHTSPIRE CAPITAL

Note: During the second quarter 2026, the Company recorded approximately $2.6M of amortization of deferred financing costs, which implies approximately 25 bps of annualized financing costs on the Company's total debt capacity as of June 30, 2026
$ in thousands; as of June 30, 2026; at BRSP share
See footnotes in the appendix

21

22 ($2.6) ($1.5) $1.6 $3.2 ($3.5) ($2.5) ($1.5) ($0.5) $0.5 $1.5 $2.5 $3.5 (0.50%) (0.25%) 0.25% 0.50% * Reflects incremental changes to SOFR spot rate as of June 30, 2026 $ in millions, except per share data; as of June 30, 2026; at BRSP share INTEREST RATE SENSITIVITY Annual Net Interest Income Sensitivity to Changes in Benchmark Rates – Total Investment Portfolio $ in M ill io ns SOFR: 3.65% (As of June 30, 2026) Incremental Rate of Change* ($0.01) per share $0.01 per share $0.03 per share ($0.02) per share

23 APPENDIX

24 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income, and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We define Distributable Earnings as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) acquisition costs from successful acquisitions, (iv) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (v) general CECL reserves, (vi) depreciation and amortization, (vii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (viii) one-time events pursuant to changes in GAAP and (ix) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (viii) and (ix), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves. Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to- market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) specific CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above. Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies. The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares. We believe NOI to be a useful measure of operating performance of our net leased and other real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjustments for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

25 The Company presents pro rata (“at share” or “at BRSP share”) financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ (“NCI”) share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP. We present undepreciated book value, which is a non-GAAP supplemental financial measure. We believe that presenting undepreciated book value is a more useful and consistent measure of the value of our current portfolio and operations for our investors as it enhances the comparability to our peers who do not hold similar real estate investments. Undepreciated book value excludes our share of accumulated depreciation and amortization on real estate investments (including related intangible assets and liabilities) and as of the quarter ended June 30, 2024, includes non-GAAP impairment of real estate and any related foreign currency translation. Non-GAAP impairment of real estate is a non-GAAP measure that reflects our share of a property’s carrying value on certain net leased and other real estate office properties whose non-recourse mortgages have matured or who have been placed in a cash flow sweep by their lender. Our ability to refinance at their maturity dates is burdened by the current interest rate environment, lenders’ aversion to finance or refinance office properties and/or associated improvements or paydowns potentially demanded at such properties. Loan maturity defaults can and have led to foreclosures. Cash flow sweeps restrict our ability to utilize earnings generated by a property. As such, we believe it is prudent to recognize impairments and exclude our share of the carrying value related to these properties. The Company calculates undepreciated book value per share based on the total number of outstanding common shares. We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis. Senior loans reflect the initial loan amount divided by the as-is value as of the date the loan was originated. Construction senior loans’ loan-to-value reflect the total commitment amount of the loan divided by the as completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis. Mezzanine loans include attachment and detachment loan-to-values, respectively. Attachment loan-to-value reflects initial funding of loans senior to our position divided by the as-is value as of the date the loan was originated. Detachment loan-to-value reflects the cumulative initial funding of our loan and the loans senior to our position divided by the as-is value as of the date the loan was originated. Construction mezzanine loans include attachment and detachment loan-to-value, respectively. Attachment loan-to-value reflects the total commitment amount of loans senior to our position divided by as-completed appraised value, or the total commitment amount of loans senior to our position divided by projected total cost basis. Detachment loan-to-value reflect the cumulative commitment amount of our loan and the loans senior to our position divided by as-completed appraised value, or the cumulative commitment amount of our loan and loans senior to our position divided by projected total cost basis. We present risk rankings, which is a supplemental financial disclosure, for loans held for investment. In addition to reviewing loans held for investment for impairment quarterly, we evaluate loans held for investment to determine if a current expected credit losses reserve should be established. In conjunction with this review, we assess the risk factors of each senior and mezzanine loans and preferred equity and assign a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five- point scale, our loans held for investment are ranked “1” through “5,” from less risk to greater risk, and the rankings are updated quarterly. At the time of origination or purchase, loans held for investment are ranked as a “3” and will move accordingly going forward based on the rankings which are defined as follows: 1. Very Low Risk 2. Low Risk 3. Medium Risk 4. High Risk / Potential for Loss – A loan that has a high risk of realizing a principal loss 5. Impaired / Loss Likely – A loan that has a very high risk of realizing a principal loss or has otherwise incurred a principal loss IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS (CONT’D)

26 NOTES REGARDING REPORTABLE SEGMENTS BrightSpire Capital, Inc. (“BRSP”, “BrightSpire Capital”, the “Company” or “We”) currently holds investment interests through the reportable segments below, which are based on how management reviews and manages its business. Senior and Mezzanine Loans and Preferred Equity (“Loans & Preferred Equity Portfolio” or “Loan Portfolio”) The Company’s Loan Portfolio may include senior mortgage loans, mezzanine loans and preferred equity interests (“preferred equity”) as well as participations in such loans. The Loan Portfolio may also include acquisition, development and construction loan arrangements accounted for as equity method investments. • Senior mortgage loans may include junior participations in our originated senior mortgage loans for which we have syndicated the senior participations to other investors and retained the junior participations for our portfolio and contiguous mezzanine loans where we own both the senior and junior loan positions. We believe these investments are more similar to the senior mortgage loans we originate than other loan types given their credit quality and risk profile • Mezzanine loans may include other subordinated loans • Preferred equity interests may include related equity participation interests Net Leased Real Estate and Other Real Estate (“Net Lease and Other Real Estate”) The Company’s Net Lease Real Estate investments includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance, capital expenditures and real estate taxes. Other Real Estate investments includes direct ownership in commercial real estate, with an emphasis on properties with stable cash flow. Net lease and other real estate includes deferred leasing costs and other net intangibles. Other real estate currently consists of one investment with direct ownership in commercial real estate, four additional properties that we acquired through foreclosure or deed-in-lieu of foreclosure and two properties that we consolidate as the primary beneficiary of the VIEs. Corporate and Other The Corporate segment includes corporate-level asset management and other fees including operating expenses, compensation and benefits and other fees including expenses related to our secured revolving credit facility. It currently includes CRE Debt Securities, which consists of one sub-portfolio of a real estate private equity interest ("Private Equity Interest" or "PE Interest").

INVESTMENT DETAIL

Loan Portfolio

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[1]	Extended maturity date[13]	LTV	Q2'26 Risk ranking	Q1'26 Risk ranking
Multifamily											
Loan 1	Senior	Dec-25	Los Angeles, CA	$ 70	Floating	S+2.4%	6.3%	Jan-31	76%	3	3
Loan 2	Senior	May-22	Las Vegas, NV	57	Floating	S+2.0%	5.7%	Jun-27	74%	4	3
Loan 3	Senior	Dec-25	St. Louis, MO	53	Floating	S+2.5%	6.6%	Jan-31	68%	3	3
Loan 4	Senior	May-21	Las Vegas, NV	48	Floating	S+3.0%	6.6%	Jun-28	80%	3	3
Loan 5	Senior	May-26	Cypress, TX	47	Floating	S+2.3%	6.4%	Jun-31	75%	3	n/a
Loan 6	Senior	Mar-26	San Diego, CA	47	Floating	S+2.4%	6.5%	Apr-31	65%	3	3
Loan 7	Senior	Mar-26	Sunnyvale, CA	46	Floating	S+2.4%	6.3%	Apr-31	68%	3	3
Loan 8	Senior	Jan-26	San Bernadino, CA	42	Floating	S+2.7%	6.7%	Feb-31	71%	3	3
Loan 9	Senior	Jul-21	Jersey City, NJ	42	Floating	S+3.1%	6.8%	Aug-26	66%	3	3
Loan 10	Senior	Nov-25	Mesa, AZ	41	Floating	S+2.6%	6.6%	Nov-30	68%	3	3
Subtotal / W.A. top 10 multifamily				$ 492		2.5%	6.4%	Jan-30	n/a	3.1	n/a
Loan 11	Senior	Mar-22	Louisville, KY	$ 41	Floating	S+2.8%	6.5%	Apr-27	72%	3	3
Loan 12	Senior	Dec-25	Madison, AL	41	Floating	S+2.5%	6.5%	Jan-31	75%	3	3
Loan 13	Senior	Jul-21	Dallas, TX	40	Floating	S+3.2%	6.9%	Aug-26	77%	3	3
Loan 14	Senior	Mar-22	Long Beach, CA	40	Floating	S+3.4%	7.3%	Apr-27	74%	3	3
Loan 15	Senior	Jan-26	Tucson, AZ	40	Floating	S+2.6%	6.5%	Jan-31	74%	3	3
Loan 16	Senior	Jul-22	Irving, TX	38	Floating	S+3.6%	7.3%	Aug-27	73%	3	3
Loan 17	Senior	Dec-20	Austin, TX	37	Floating	S+3.1%	6.8%	Jan-29	54%	3	3
Loan 18	Senior	Jan-22	Los Angeles, CA	37	Floating	S+3.4%	7.0%	Feb-27	65%	3	3
Loan 19	Senior	May-26	Las Vegas, NV	35	Floating	S+2.4%	6.5%	Jun-31	61%	3	n/a
Loan 20	Senior	May-26	Tucson, AZ	34	Floating	S+2.5%	6.6%	Jun-31	70%	3	n/a
Subtotal / W.A. top 20 multifamily				$ 875		2.7%	6.6%	Jul-29	n/a	3.1	n/a
Loan 21	Senior	Jul-21	Phoenix, AZ	$ 33	Floating	S+3.4%	7.0%	Aug-26	75%	3	3
Loan 22	Senior	Feb-25	Las Vegas, NV	33	Floating	S+3.4%	7.5%	Mar-30	59%	3	3
Loan 23	Senior	Dec-25	Jackson, TN	33	Floating	S+3.0%	7.0%	Jan-31	62%	3	3
Loan 24	Senior	Oct-25	New Braunfels, TX	32	Floating	S+2.6%	6.7%	Nov-30	68%	3	3
Loan 25	Senior	Apr-21	Las Vegas, NV	32	Floating	S+3.2%	6.9%	May-27	76%	3	3
Loan 26	Senior	Feb-22	Long Beach, CA	31	Floating	S+3.4%	7.3%	Mar-27	67%	3	3
Loan 27	Senior	Apr-22	Mesa, AZ	30	Floating	S+3.4%	7.0%	May-27	75%	3	3
Loan 28	Senior	Feb-25	Las Vegas, NV	30	Floating	S+2.7%	6.8%	Mar-30	70%	3	3
Loan 29	Senior	Sep-25	Nashville, TN	29	Floating	S+2.6%	6.6%	Oct-30	68%	3	3
Loan 30	Senior	Aug-21	Glendale, AZ	29	Floating	S+3.3%	6.9%	Mar-27	75%	3	3
Loan 31	Senior	Apr-26	Raleigh, NC	29	Floating	S+2.8%	6.8%	May-31	72%	3	n/a
Loan 32	Senior	May-26	Austin, TX	28	Floating	S+2.6%	6.5%	May-31	74%	3	n/a
Loan 33	Senior	Sep-25	Nashville, TN	28	Floating	S+2.7%	6.8%	Oct-30	65%	3	3
Loan 34	Senior	Jan-26	Costa Mesa, CA	28	Floating	S+2.4%	6.5%	Feb-31	63%	3	3
Loan 35	Senior	May-21	Houston, TX	28	Floating	S+3.1%	6.8%	Jul-26	67%	3	3
Loan 36	Senior	Apr-26	Birmingham, AL	28	Floating	S+2.8%	6.9%	May-31	67%	3	n/a
Loan 37	Senior	Dec-21	Phoenix, AZ	26	Floating	S+3.6%	7.3%	Jan-27	75%	3	3
Loan 38	Senior	Jul-22	Irving, TX	25	Floating	S+3.6%	7.3%	Aug-27	72%	3	3
Loan 39	Senior	Feb-25	Denver, CO	25	Floating	S+3.3%	7.4%	Mar-28	68%	3	3

BRIGHTSPIRE CAPITAL

$ in millions; as of June 30, 2026, unless otherwise stated; at BRSP share
See footnotes in the appendix

27

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[1]	Extended maturity date[13]	LTV	Q2'26 Risk ranking	Q1'26 Risk ranking
Multifamily (cont'd)											
Loan 40	Senior	Mar-22	Glendale, AZ	25	Floating	S+3.5%	7.1%	Mar-27	73%	3	3
Loan 41	Senior	Nov-25	Santa Rosa, CA	25	Floating	S+2.8%	6.8%	Dec-30	74%	3	3
Loan 42	Senior	Mar-22	Phoenix, AZ	24	Floating	S+3.7%	7.3%	Apr-27	75%	3	3
Loan 43	Senior	Nov-21	Austin, TX	24	Floating	S+3.4%	7.0%	Nov-26	71%	4	4
Loan 44	Senior	Dec-24	Seattle, WA	23	Floating	S+2.8%	6.9%	Jan-30	65%	3	3
Loan 45	Senior	Jun-21	Phoenix, AZ	22	Floating	S+3.3%	6.9%	Jul-26	75%	3	3
Loan 46	Senior	Aug-25	Dallas, TX	22	Floating	S+3.0%	7.1%	Sep-30	59%	3	3
Loan 47	Senior	May-26	Dallas, TX	22	Floating	S+2.4%	6.4%	May-31	69%	3	n/a
Loan 48	Senior	Jul-21	Aurora, CO	21	Floating	S+3.2%	6.9%	Jul-28	73%	3	3
Loan 49	Senior	Dec-25	Shakopee, MN	21	Floating	S+2.5%	6.6%	Jan-31	65%	3	3
Loan 50	Senior	Jan-22	Austin, TX	20	Floating	S+3.4%	7.0%	Feb-27	75%	3	3
Loan 51	Senior	Dec-21	Gresham, OR	20	Floating	S+2.8%	6.4%	Jul-28	74%	3	3
Loan 52	Senior	Aug-21	La Mesa, CA	20	Floating	S+2.8%	6.4%	Aug-28	70%	3	3
Loan 53	Senior	Oct-24	Garland, TX	20	Floating	S+3.7%	7.6%	Nov-29	70%	3	3
Loan 54	Senior	Sep-21	Bellevue, WA	19	Floating	S+3.4%	7.1%	Sep-26	64%	3	3
Loan 55	Senior	Jul-21	Salt Lake City, UT	19	Floating	S+2.8%	6.4%	Aug-28	73%	3	3
Loan 56	Senior	Nov-25	Whittier, CA	18	Floating	S+2.5%	6.6%	Dec-30	59%	3	3
Loan 57	Senior	Oct-25	Huntsville, AL	18	Floating	S+2.8%	6.9%	Nov-30	55%	3	3
Loan 58	Senior	May-22	Charlotte, NC	17	Floating	S+3.5%	7.2%	May-28	61%	3	3
Loan 59	Senior	Sep-25	Glendale, AZ	17	Floating	S+2.6%	6.6%	Oct-30	73%	3	3
Loan 60	Senior	Jun-26	Phoenix, AZ	16	Floating	S+2.9%	7.0%	Jul-31	73%	3	n/a
Loan 61	Senior	Jan-25	Lebanon, TN	16	Floating	S+3.6%	7.3%	Feb-30	71%	3	3
Loan 62	Senior	May-26	San Francisco, CA	16	Floating	S+2.6%	6.7%	Jun-31	64%	3	n/a
Loan 63	Senior	Sep-25	Mobile, AL	16	Floating	S+2.8%	6.8%	Oct-30	73%	3	3
Loan 64	Senior	May-25	Dallas, TX	14	Floating	S+2.9%	7.0%	May-30	65%	3	3
Loan 65	Senior	Aug-25	Phoenix, AZ	14	Floating	S+2.7%	6.7%	Sep-30	75%	3	3
Loan 66	Senior	Jul-25	Northridge, CA	13	Floating	S+3.3%	7.4%	Jul-30	74%	3	3
Loan 67	Senior	Nov-24	Garland, TX	13	Floating	S+3.5%	7.4%	Dec-29	63%	3	3
Loan 68	Senior	Nov-25	Hoboken, NJ	12	Floating	S+2.4%	6.5%	Dec-30	61%	3	3
Loan 69	Senior	Mar-22	Glendale, AZ	12	Floating	S+3.5%	7.1%	Mar-27	73%	3	3
Loan 70	Senior	Dec-25	Mesa, AZ	11	Floating	S+2.8%	6.8%	Jan-31	70%	3	3
Loan 71	Preferred	May-25	Phoenix, AZ	2	Fixed	n/a	15.0%	Apr-27	n/a	3	3
Loan 72	Preferred	May-25	Mesa, AZ	2	Fixed	n/a	15.0%	May-27	n/a	3	3
Loan 73	Preferred	May-25	Glendale, AZ	2	Fixed	n/a	14.0%	Mar-27	n/a	3	3
Loan 74	Preferred	May-25	Phoenix, AZ	2	Fixed	n/a	14.0%	Jan-27	n/a	3	3
Loan 75	Preferred	May-25	Phoenix, AZ	2	Fixed	n/a	15.0%	Aug-26	n/a	3	3
Loan 76	Preferred	May-25	Phoenix, AZ	2	Fixed	n/a	15.0%	Jul-26	n/a	3	3
Loan 77	Preferred	Dec-25	Austin, TX	1	Fixed	n/a	15.0%	Nov-26	n/a	4	4
Loan 78	Preferred	Feb-26	Austin, TX	1	Fixed	n/a	15.0%	Feb-27	n/a	3	3
Total / W.A. multifamily loans				$ 2,014		2.9%	6.8%	May-29	n/a	3.0	n/a

BRIGHTSPIRE CAPITAL

$ in millions; as of June 30, 2026, unless otherwise stated; at BRSP share
See footnotes in the appendix

28

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[1]	Extended maturity date[13]	LTV	Q2'26 Risk ranking	Q1'26 Risk ranking
Office											
Loan 79	Senior	Jan-21	Phoenix, AZ	$ 77	Floating	S+3.7%	7.3%	Aug-26	70%	3	3
Loan 80	Senior	Aug-18	San Jose, CA	74	Floating	S+4.9%	8.5%	Feb-27	69%	3	3
Loan 81	Senior	Feb-19	Baltimore, MD	59	Floating	S+3.6%	7.3%	Feb-27	74%	3	3
Loan 82	Senior	Nov-21	Dallas, TX	42	Floating	S+4.0%	7.6%	Dec-26	61%	4	4
Loan 83	Senior	May-22	Plano, TX	39	Floating	S+4.3%	7.9%	Jun-27	64%	3	3
Loan 84	Senior	Apr-22	Plano, TX	39	Floating	S+4.1%	7.8%	May-27	70%	3	3
Loan 85	Senior	Apr-22	San Jose, CA	32	Floating	S+4.2%	8.1%	Apr-27	70%	3	3
Loan 86	Senior	Oct-21	Blue Bell, PA	30	Floating	S+3.8%	7.4%	Apr-27	67%	3	3
Loan 87	Senior	Mar-22	Blue Bell, PA	29	Floating	S+4.2%	7.8%	Apr-27	59%	3	3
Loan 88	Senior	Feb-19	Charlotte, NC	27	Floating	S+4.3%	7.9%	Jul-26	56%	3	3
Subtotal / W.A. top 10 office				$ 447		4.1%	7.7%	Jan-27	n/a	3.1	n/a
Loan 89	Senior	Dec-18	Carlsbad, CA	27	Floating	S+3.9%	7.5%	Dec-26	74%	3	3
Loan 90	Senior	Jul-21	Denver, CO	24	Floating	S+5.0%	8.7%	Aug-26	72%	3	3
Loan 91	Senior	Aug-19	San Francisco, CA	23	Floating	S+2.9%	6.6%	Sep-26	74%	3	3
Loan 92	Senior	Oct-21	Burbank, CA	18	Floating	S+4.0%	7.7%	Nov-26	65%	3	3
Loan 93 *	Mezzanine	Feb-23	Baltimore, MD	15	Fixed	n/a	n/a	Feb-27	84% - 85%	3	3
Loan 94	Senior	Nov-21	Richardson, TX	13	Floating	S+4.1%	7.8%	Dec-26	71%	3	3
Loan 95	Senior	Oct-20	Denver, CO	11	Floating	S+3.7%	7.4%	Nov-26	64%	4	3
Loan 96	Preferred	Dec-25	Dallas, TX	2	Fixed	n/a	15.0%	Dec-26	n/a	4	4
Loan 97	Preferred	Sep-25	San Francisco, CA	1	Fixed	n/a	20.0%	Sep-26	n/a	3	3
Total / W.A. office loans				$ 581		3.9%	7.6%	Jan-27	n/a	3.1	n/a
Mixed-use & Other											
Loan 98	Senior	Oct-19	Brooklyn, NY	$ 79	Floating	S+4.2%	7.8%	Nov-26	66%	3	3
Loan 99	Senior	Jan-22	New York, NY	46	Floating	S+3.5%	7.2%	Feb-27	67%	3	3
Loan 100	Senior	May-22	Brooklyn, NY	29	Floating	S+4.4%	8.0%	Nov-28	68%	3	3
Loan 101	Senior	Apr-24	South Pasadena, CA	27	Fixed	20.0%	20.0%	Sep-26	84%	3	3
Loan 102	Senior	Oct-25	Venice, CA	25	Floating	S+4.8%	8.9%	Oct-30	67%	3	3
Loan 103	Senior	Aug-21	Los Angeles, CA	16	Floating	S+4.6%	8.3%	Sep-26	66%	3	3
Total / W.A. mixed-use & other loans				$ 223		6.1%	9.3%	Jul-27	n/a	3.0	n/a
Industrial											
Loan 104	Senior	Mar-26	Oklahoma City, OK	$ 32	Floating	S+2.8%	6.9%	Apr-31	56%	3	3
Loan 105	Senior	May-26	Wilmer, TX	19	Floating	S+2.7%	6.6%	May-31	44%	3	n/a
Total / W.A. industrial loans				$ 51		2.7%	6.8%	Apr-31	n/a	3.0	n/a
Hotel											
Loan 106	Senior	Mar-26	Chicago, IL	$ 24	Floating	S+3.2%	7.3%	Apr-31	50%	3	3
Total / W.A. hotel loans				$ 24		3.2%	7.3%	Apr-31	n/a	3.0	n/a
Total / W.A. loan portfolio				$ 2,894		3.3%	7.2%	Oct-28	n/a	3.0	n/a
General CECL reserves				(100)							
Total / W.A. loan portfolio, net of general CECL reserves				$ 2,794							

BRIGHTSPIRE CAPITAL

* Loans that are on non-accrual status
$ in millions; as of June 30, 2026, unless otherwise stated; at BRSP share
See footnotes in the appendix

29

INVESTMENT DETAIL (CONT'D)

Net Lease Real Estate & Other Real Estate

(At BRSP share)	Collateral type	City, State	Undepreciated carrying value	Undepreciated net carrying value	Q2'26 NOI	SL Rent* Receivable	# of properties	Rentable square feet ("RSF") / Units / Keys	W.A. % leased[17]	W.A. lease term (yrs)[18]	Final debt maturity	All-in COF
Net lease real estate												
Net lease 1	Industrial	Various - U.S.	$ 292	$ 92	$ 5.0	$ 14.2	2	2,787 RSF	100%	12.1	Sep-33	4.77%
Net lease 2	Office	Aurora, CO	55	27	1.0	0.3	1	184 RSF	100%	1.4	Aug-26	4.08%
Net lease 3	Office	Indianapolis, IN	39	19	0.7	0.6	1	338 RSF	100%	4.5	Oct-27	4.45%
Net lease 4**	Retail	Various - U.S.	28	--	0.6	0.1	6	270 RSF	100%	3.2	Nov-26 & Mar-28	5.57%
Net lease 5	Retail	Keene, NH	7	--	0.1	0.0	1	45 RSF	100%	2.6	Nov-26	4.45%
Net lease 6	Retail	South Portland, ME	5	5	0.2	0.1	1	53 RSF	100%	5.6	n/a	--
Net lease 7**	Retail	Fort Wayne, IN	3	--	0.0	--	--	n/a	n/a	n/a	Nov-26	4.45%
Total / W.A. net lease real estate			$ 429	$ 143	$ 7.7	$ 15.2	12	3,677 RSF	100%	9.2	n/a	n/a
Other real estate												
Other RE 1	Hotel	San Jose, CA	$ 144	$ 144	$ 1.4	$ --	1	541 Keys	71%	n/a	n/a	--
Other RE 2	Office	Creve Coeur, MO	88	--	2.3	2.8	7	848 RSF	80%	3.4	Dec-28	4.47%
Other RE 3	Multifamily	Dallas, TX	45	45	0.0	--	1	624 Units	58%	n/a	n/a	--
Other RE 4 ***	Multifamily (Pre-Dev)	Santa Clara, CA	40	6	(0.4)	--	1	n/a	n/a	n/a	Jul-28	5.50%
Other RE 5	Multifamily	Arlington, TX	39	14	0.0	--	1	436 Units	74%	n/a	n/a	6.30%
Other RE 6	Multifamily	Fort Worth, TX	37	32	0.3	--	1	354 Units	90%	n/a	n/a	6.30%
Other RE 7	Multifamily	Mesa, AZ	25	6	0.5	--	1	285 Units	93%	n/a	n/a	6.30%
Total / W.A. other real estate			$ 418	$ 246	$ 4.1	$ 2.8	13	n/a	75%	3.4	n/a	n/a
Total / W.A. net lease real estate and other real estate			$ 847	$ 389	$ 11.8	$ 18.1	25	n/a	88%	8.2	n/a	n/a

BRIGHTSPIRE CAPITAL

* Represents straight line rent receivable as of June 30, 2026. This is included in "Receivables, net" on our consolidated balance sheet
** During the second quarter of 2026, we received notice that we were in default on the mortgage notes payable cross-collateralized by four properties included in Net Lease 4 and Net Lease 7. As a result, we impaired one property collateralizing Net Lease 4 and deconsolidated the property collateralizing Net Lease 7
*** Related to construction / development project
$ in millions; rentable square feet in thousands; as of June 30, 2026; at BRSP share
See footnotes in the appendix

30

31 $ in thousands, except per share data; as of June 30, 2026, unless otherwise stated CONSOLIDATED BALANCE SHEET June 30, 2026 (Unaudited) December 31, 2025 Assets Cash and cash equivalents 68,157$ 66,789$ Restricted cash 101,563 107,046 Loans and preferred equity held for investment 2,893,664 2,678,315 Current expected credit loss reserve (98,658) (87,401) Loans and preferred equity held for investment, net 2,795,005 2,590,914 Real estate, net 450,338 679,779 Receivables, net 51,368 45,591 Deferred leasing costs and intangible assets, net 4,337 27,646 Assets held for sale 248,418 - Other assets 28,547 47,065 Total assets 3,747,733$ 3,564,830$ Liabilities Securitization bonds payable, net 1,407,850$ 977,082$ Mortgage and other notes payable, net 211,604 414,060 Credit facilities 926,225 1,078,098 Accrued and other liabilities 54,527 64,098 Liabilities related to assets held for sale 200,000 - Escrow deposits payable 76,261 82,511 Dividends payable 21,885 20,576 Total liabilities 2,898,352 2,636,425 Commitments and contingencies Equity Stockholders’ equity Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively - - Common stock, $0.01 par value per share Class A, 950,000,000 shares authorized, 126,789,991 and 128,627,246 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively 1,268 1,286 Additional paid-in capital 2,845,471 2,863,377 Accumulated deficit (1,983,759) (1,926,231) Total stockholders’ equity 862,980 938,432 Noncontrolling interests in investment entities (13,599) (10,027) Total equity 849,381 928,405 Total liabilities and equity 3,747,733$ 3,564,830$

32 In thousands, except per share data; as of June 30, 2026, unless otherwise stated; unaudited CONSOLIDATED STATEMENT OF OPERATIONS Three Months Ended June 30, 2026 2025 Net interest income Interest income 52,077$ 48,663$ Interest expense (34,848) (31,935) Net interest income 17,229 16,728 Property and other income Property operating income 30,432 35,668 Other income 1,039 1,593 Total property and other income 31,471 37,261 Expenses Property operating expense 18,511 16,650 Transaction, investment and servicing expense 1,507 562 Interest expense on real estate 5,121 6,765 Depreciation and amortization 8,187 10,607 Increase of current expected credit loss reserve 13,502 582 Impairment of operating real estate 9,270 51,127 Compensation and benefits (including $3,443 and $2,913 of equity-based compensation expense, respectively) 8,989 8,194 Operating expense 3,158 2,976 Total expenses 68,245 97,463 Other income Other loss, net (27) (3,362) Loss before equity in earnings of unconsolidated ventures and income taxes (19,572) (46,836) Equity in earnings (loss) of unconsolidated ventures (602) - Income tax benefit (expense) (10) 21,664 Net loss (20,184) (25,172) Net loss attributable to noncontrolling interests in investment entities 1,850 2,054 Net loss attributable to BrightSpire Capital, Inc. common stockholders (18,334)$ (23,118)$ Net loss per common share – basic (0.15)$ (0.19)$ Net loss per common share – diluted (0.15)$ (0.19)$ Weighted average shares of common stock outstanding – basic 126,710 127,247 Weighted average shares of common stock outstanding – diluted 126,710 127,247

33 $ in thousands; as of June 30, 2026; unaudited CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT Three Months Ended June 30, 2026 Loan portfolio Net leased and other real estate Corporate and other Total Net interest income Interest income 52,104$ (27)$ -$ 52,077$ Interest expense (34,318) (13) (517) (34,848) Net interest income (expense) 17,786 (40) (517) 17,229 Property and other income Property operating income - 30,432 - 30,432 Other income 54 153 832 1,039 Total property and other income 54 30,585 832 31,471 Expenses Property operating expense - 18,511 - 18,511 Transaction, investment and servicing expense 909 79 519 1,507 Interest expense on real estate - 5,121 - 5,121 Depreciation and amortization - 8,154 33 8,187 Increase of current expected credit loss reserve 13,502 - - 13,502 Impairment of operating real estate - 9,270 - 9,270 Compensation and benefits - - 8,989 8,989 Operating expense (18) - 3,176 3,158 Total expenses 14,393 41,136 12,717 68,245 Other income Other loss, net - (27) - (27) Income (loss) before equity in earnings of unconsolidated ventures and income taxes 3,447 (10,617) (12,402) (19,572) Equity in earnings (loss) of unconsolidated ventures - - (602) (602) Income tax benefit (expense) (2) - (8) (10) Net income (loss) 3,445 (10,617) (13,012) (20,184) Net loss attributable to noncontrolling interests in investment entities - 1,850 - 1,850 Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders 3,445$ (8,767)$ (13,012)$ (18,334)$

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of consolidated balance sheet to at share balance sheet

	As of June 30, 2026					
	Consolidated		NCI[22]		At BRSP share[23]	
Assets						
Loans and preferred equity held for investment, net	$	2,795,005	$	-	$	2,795,005
Real estate, net		450,338		4,126		446,212
Deferred leasing costs and intangible assets, net		4,337		188		4,149
Assets held for sale		248,418		-		248,418
Cash, restricted cash, receivables and other assets		249,635		(13,792)		263,427
Total assets	**$**	**3,747,733**	**$**	**(9,478)**	**$**	**3,757,211**
Liabilities						
Securitization bonds payable, net	$	1,407,850	$	-	$	1,407,850
Mortgage and other notes payable, net		211,604		3,905		207,699
Credit facilities		926,225		-		926,225
Liabilities related to assets held for sale		200,000		-		200,000
Other liabilities, escrow deposits payable and dividends payable		152,673		216		152,457
Total liabilities	**$**	**2,898,352**	**$**	**4,121**	**$**	**2,894,231**
Total equity	$	849,381	$	(13,599)	$	862,980
Total liabilities and equity	**$**	**3,747,733**	**$**	**(9,478)**	**$**	**3,757,211**
Total common shares		126,790		126,790		126,790
GAAP net book value per share	$	6.70	$	(0.11)	$	6.81
Accumulated depreciation and amortization[10]	$	194,081	$	2,845	$	191,236
Accumulated depreciation and amortization per share[10]	$	1.53	$	0.02	$	1.51
Non-GAAP impairment of real estate[11]	$	(28,450)	$	(1,714)	$	(26,736)
Non-GAAP impairment of real estate[11]	$	(0.22)	$	(0.01)	$	(0.21)
Undepreciated book value	$	1,015,012	$	(12,468)	$	1,027,480
Undepreciated book value per share	$	8.01	$	(0.10)	$	8.10

In thousands, except per share data; as of June 30, 2026; unaudited; per share data may differ due to rounding
See footnotes in the appendix

BRIGHTSPIRE CAPITAL

34

35 RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D) Reconciliation of GAAP net book value to undepreciated book value In thousands, except per share data; as of June 30, 2026; unaudited; per share data may differ due to rounding See footnotes in the appendix As of June 30, 2026 As of December 31, 2025 GAAP net book value (excluding noncontrolling interests in investment entities) 862,980$ 938,432$ Accumulated depreciation and amortization(10) 191,236 180,937 Non-GAAP impairment of real estate(11) (26,736) (33,617) Undepreciated book value 1,027,480$ 1,085,752$ GAAP net book value per share (excluding noncontrolling interests in investment entities) 6.81$ 7.30$ Accumulated depreciation and amortization per share(10) 1.51 1.41 Non-GAAP impairment of real estate per share(11) (0.21) (0.26) Undepreciated book value per share 8.10$ 8.44$ Total outstanding shares – Class A common stock 126,790 128,627 As of June 30, 2026 As of December 31, 2025 Impairment attributable to BrightSpire Capital, Inc. 9,270$ 61,620$ Adjustments: Current year non-GAAP impairment of real estate (6,881) (100,961) Non-GAAP impairment as of prior fiscal year-end 33,617 134,578 Impairment attributable to BrightSpire Capital, Inc. (9,270) (61,620) Non-GAAP impairment of real estate 26,736$ 33,617$

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net loss to Distributable Earnings and Adjusted Distributable Earnings

		Three Months Ended June 30, 2026
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$	(18,334)
Net loss per common share – basic & diluted	$	(0.15)
Adjustments:		
Non-cash equity compensation expense		3,443
Depreciation and amortization		8,340
Net unrealized loss (gain):		
Impairment of operating real estate		9,872
General CECL reserves		12,515
Loss on sales of real estate, preferred equity and investments in unconsolidated joint ventures		25
Adjustments related to noncontrolling interests		(67)
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$	15,794
Distributable Earnings per share[24]	$	0.12
Weighted average number of common shares[24]		130,258

		Three Months Ended June 30, 2026
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$	15,794
Adjustments:		
Specific CECL reserves		987
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$	16,781
Adjusted Distributable Earnings per share[24]	$	0.13
Weighted average number of common shares[24]		130,258

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of June 30, 2026; unaudited
See footnotes in the appendix

36

37 Reconciliation of GAAP net loss to NOI $ in thousands; as of June 30, 2026; unaudited See footnotes in the appendix RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D) Three Months Ended June 30, 2026 Net loss attributable to BrightSpire Capital, Inc. common stockholders (18,334)$ Adjustments: Net loss attributable to non-net leased and other real estate portfolios(25) 9,567 Net loss attributable to noncontrolling interests in investment entities (1,850) Amortization of above- and below-market lease intangibles 3 Net interest expense 39 Interest expense on real estate 5,121 Other income (153) Transaction, investment and servicing expense 79 Depreciation and amortization 8,154 Impairment of operating real estate 9,270 Operating expense 1 Other loss on investments, net 27 NOI attributable to noncontrolling interest in investment entities (123) Total NOI attributable to BrightSpire Capital, Inc. common stockholders 11,801$

38 1. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash PIK interest income and the accrual of origination and exit fees. For W.A. calculations, unlevered all-in yield for the loan portfolio assumes the applicable floating benchmark rate or benchmark floor as of June 30, 2026 2. Includes unrestricted cash, availability under the corporate revolving credit facility and $56 million of approved and undrawn borrowings available on our credit facilities as of July 24, 2026 3. As of July 24, 2026 4. Debt-to-equity ratio based on BRSP’s share of total outstanding unpaid principal balance (“UPB”) divided by total stockholders’ equity excluding the impact of accumulated depreciation and amortization on real estate investments and including the impact of non-GAAP impairment of real estate; stockholders’ equity excludes noncontrolling interests in investment entities 5. For W.A. calculations, assumes the applicable floating benchmark rate or benchmark floor as of June 30, 2026 and is weighted on outstanding debt (UPB); excludes amortization of financing costs 6. Based on annualized Q2'26 quarterly dividend of $0.16/share and BRSP closing share price of $5.23 as of July 24, 2026 7. Reflects general CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio excluding loans that were evaluated for specific CECL reserves 8. Includes one private equity secondary interest for approximately $1 million 9. Includes cash, restricted cash, net receivables, other assets, accrued and other liabilities, escrow deposits payable and dividends payable 10. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities 11. Reflects non-GAAP impairment of real estate; refer to page 25 for additional disclosure on undepreciated book value 12. Represents the remaining loan term based on the current contractual maturity date of loans and is weighted by carrying value at BRSP share as of June 30, 2026 13. Represents the remaining loan term based on the maximum maturity date assuming all extension options on loans are exercised by the borrower and is weighted by carrying value at BRSP share as of June 30, 2026 14. Initial fundings are presented net of the impact of originations fees 15. Represents loan fundings related to the existing loan portfolio as of June 30, 2026 16. Other includes non-cash payment-in-kind (“PIK”) interest income, accrual of origination and exit fees, write downs / charge-offs of CECL reserves and other adjustments 17. Represents the percent leased as of June 30, 2026 and is weighted by undepreciated carrying value; excludes one multifamily property related to a construction/development project 18. Based on in-place leases (defined as occupied and paying leases) as of June 30, 2026 and assumes that no renewal options are exercised. W.A. calculation based on undepreciated carrying value; excludes multifamily and hotel property types 19. Debt-to-asset ratio based on total outstanding UPB at BRSP share divided by total assets at BRSP share excluding the impact of accumulated depreciation and amortization on real estate investments and including the impact of non-GAAP impairment of real estate 20. Subject to customary non-recourse carve-outs 21. W.A. calculation based on outstanding debt (UPB) 22. Represents interests in assets held by third party partners 23. Represents the proportionate share attributed to BRSP based on BRSP’s ownership percentage by asset 24. The Company calculates Distributable Earnings (Loss) and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares 25. Net (income) loss attributable to non-net leased and other real estate portfolios includes net (income) loss on our senior and mezzanine loans and preferred equity and corporate and other business segments FOOTNOTES

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

EQ (Equiniti Trust Company, LLC)
800-937-5449
helpast@equiniti.com

ANALYST COVERAGE

BTIG
Thomas Catherwood
212-738-6140

Barclays
Terry Ma
212-526-7965

Citizens JMP Securities
Chris Muller
212-906-3559

Raymond James
Gabe Poggi
571-227-9641

BofA Securities
Eric Dray
646-855-5780

Jones Research
Jason Weaver
646-454-2710

Alliance Global Partners
Gaurav Mehta
646-908-3825

B. Riley Securities
Timothy D'Agostino
646-885-5406

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

INVESTOR RELATIONS

ADDO Investor Relations
Anne McGuinness
310-829-5400
brsp@addo.com

BRIGHTSPIRE CAPITAL

39

40 THANK YOU